EXHIBIT 99.3

AMENDED JOINT FILING AGREEMENT

This Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Exchange Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to their ownership of common stock of Tectonic Financial, Inc., and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 14th day of February, 2022.

By: /s/ By Ken Bramlage as Attorney-in-Fact for A. Haag Sherman

Name: A. Haag Sherman

THE SHERMAN 2018 IRREVOCABLE TRUST

By: /s/ By Ken Bramlage as Attorney-in-Fact for A. Haag Sherman

Name: A. Haag Sherman, Trustee

SHERMAN TECTONIC FLP LP

By: /s/ By Ken Bramlage as Attorney-in-Fact for A. Haag Sherman

Name: A. Haag Sherman, CEO of the general partner of Sherman
Tectonic FLP LP

By:          /s/ By Ken Bramlage as Attorney-in-Fact for George L. Ball

Name: George L. Ball

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Darrell W. Cain

Name: Darrell W. Cain

By: /s/ By Ken Bramlage as Attorney-in-Fact for Steven B. Clapp

Name: Steven B. Clapp

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Thomas R. Sanders

Name: Thomas R. Sanders

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Daniel C. Wicker

Name: Daniel C. Wicker

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Steven L. Cain

Name: Steven L. Cain

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Judson S. Crawford

Name: Judson S. Crawford

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Brian R. Bortz

Name: Brian R. Bortz

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Timothy D. Greaves

Name: Timothy D. Greaves

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Toni D. Lee

Name: Toni D. Lee

DON A. SANDERS CHILDREN’S TRUST DTD 2003

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Don Weir

Name: Don Weir, Trustee

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Don Weir

Name: Don Weir

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Julie Ellen Weir

Name: Julie Ellen Weir

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Christopher K. Pittman

Name: Christopher K. Pittman

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Ben T. Morris

Name: Ben T. Morris

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Erick G. R. Kuebler

Name: Erick G. R. Kuebler

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Wendi M. Keubler

Name:         Wendi M. Kuebler

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Michelle Baird

Name: Michelle Baird

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Charles Loretto

Name: Charles Loretto

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Hunter Satterfield

Name:         Hunter Satterfield

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Patrick Howard

Name:         Patrick Howard

THE BOLT FAMILY IRREVOCABLE TRUST

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Tracy A. Bolt

Name: Tracy A. Bolt, Trustee

IF HOLDINGS, LLC

By:          /s/ By Ken Bramlage as Attorney-in-Fact for Randall W. Woods

Name: Randall W. Woods, Sole Member